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                                                                       EXHIBIT 1

                           RELM WIRELESS CORPORATION

                        STANDBY UNDERWRITING AGREEMENT

__________________,

Noble International Investments, Inc.
6501 Congress Avenue, Suite 100
Boca Raton, FL  33487

Ladies and Gentlemen:

     Relm Wireless Corporation, a Nevada corporation (the "Company"), with principal offices located at 7100 Technology Drive, West Melbourne, FL 32904, has offered to its Equity Holders the non-transferable right to purchase "Units," each Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock (the "Warrants") on the basis of one right for each Equity Position owned by an Equity Holder, subject to pro rata reduction if an oversubscription occurs, at a price equal to the Exercise Price. An Equity Holder who fully exercises his or her Rights will have the privilege to oversubscribe for any remaining Units on a pro-rata basis, based on the amount of oversubscriptions. The Common stock and Warrant, which comprise each Unit, will not be separable unless and until approved by Noble.

     The Company has __________ shares of Common Stock and ______ Equity Positions (excluding Shares) issued and outstanding on the date hereof. The Company is hereby entering into this Standby Agreement with Noble, the terms of which are set forth hereinafter, for the purpose of effectuating the exercise of all of the Rights. The exercise of the Rights and the terms of this Standby Agreement are more fully described in the Registration Statement.

1.   Certain Definitions.
     -------------------

     The following shall constitute the definitions of certain additional terms used in this Standby Agreement.

     (a)  "Act" shall refer to the Securities Act of 1933, as amended.

     (b) "Closing" means 10:00 a.m., Miami time on the third business day after the Expiration Date, or at such other time or such other date, not later than ________ ___, 2002, as shall be agreed to by the Company and Noble.

     (c) "Closing Date" shall be the third business day after the expiration of the Rights.

     (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e)  "Commission" shall mean the Securities and Exchange Commission.

     (f) "Common Stock" shall refer to the Common Stock, $.60 par value, of the Company.
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     (g)  "Company" shall refer to Relm Wireless Corporation and its subsidiaries.

     (h) "Convertible Shares" shall mean such number of shares of Common Stock an Equity Holder would own if it exercised any outstanding option or warrant or converted any outstanding conversion right into Common Stock of the Company.

     (i) "Effective Date" shall be the date upon which the Registration Statement becomes effective pursuant to notice from the Commission and/or the passage of time in accordance with the Act.

     (j) "Equity Holders" shall mean collectively, the Company's equity holders which are owners of any of the Company's shares, warrants, options or conversion rights.

     (k) "Equity Position" shall mean each share of Common Stock and each Convertible Share.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (m) "Exercise Price" of the Rights shall equal the closing bid price of the Company's Common Stock on the Nasdaq Small-Cap Market on the trading date immediately prior to the Effective Date, less ten percent (10%). In the event the closing bid price of the Company's Common Stock on the Expiration Date is less than the closing bid price on the Effective Date, the Units shall be re-priced and the Exercise Price shall be reduced, up to $0.20 per Unit, to an amount equal to the closing bid price of the Company's Common Stock on the Expiration Date, less ten percent (10%).

     (n) "Expiration Date" shall mean 5:00 p.m., Miami time, on ________, 2002, which shall be 21 days after the Effective Date.

     (o) "Financial Advisory Agreement" shall mean that agreement attached hereto as Exhibit A, pursuant to which Noble shall provide financial advisory
          ---------
services to the Company.

     (p) "Investment Company Act" means the Investment Company Act of 1940, as amended.

     (q) "Material Adverse Effect" means a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, value, operations, properties, results of operation or business of the Company.

     (r) "Maximum Exercise Price" shall mean the closing bid price of the Company's Common Stock on the Nasdaq Small-Cap Market on the trading date immediately prior to the Effective Date, less ten percent (10%).

     (s) "Minimum Exercise Price" shall mean the amount that is $.20 less than the Maximum Exercise Price.

     (t)  "NASD" means National Association of Securities Dealers, Inc.

     (u)  "Noble" shall refer to Noble International Investments, Inc.

     (v) "Noble's Warrant" shall mean the warrants referred to in Section 2(d) hereof.

     (w) "Noble Warrant Agreement" shall mean the agreement with respect to the grant of Noble's Warrant.

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     (x)  "Prospectus" shall refer to the Prospectus that is part of the
Registration Statement filed by the Company, as amended.

     (y) "Registration Statement" shall refer to the Registration Statement filed by the Company, including exhibits and financial statements, under Commission File Number 333-_____.

     (z) "Regulations" shall refer to the rules and regulations of the Commission, as amended.

     (aa) "Rights" shall mean each Right offered pursuant to the Registration Statement whereby each Equity Holder of the Company may purchase one Unit at the Exercise Price for each Equity Position owned by the Equity Holder, subject to pro rata reduction if an oversubscription occurs. The Rights shall expire 21 days after the Effective Date.

     (bb) "Securities" shall mean the Rights, the Units, the Shares underlying the Units, the Warrants, and the Shares underlying the Warrants.

     (cc) "Share" shall mean one (1) share of Common Stock, $.60 par value, of the Company.

     (dd) "Standby Agreement" shall mean this Standby Underwriting Agreement between the Company and Noble.

     (ee) "Subscription Agency Agreement" shall refer to the agreement between the Company and Transfer Agent with respect to the grant and exercise of the Rights.

     (ff) "Standby Units" shall mean 2,500,000 Units, unless the Exercise Price is less than the Maximum Exercise Price, in which case it shall be adjusted upward proportionately, based upon the difference between the Maximum Exercise Price less the Exercise Price divided by $.20 and multiplied by 500,000. The number of Standby Units shall never be greater than 3,000,000.

     (gg) "Termination Date" shall refer to the date upon which this Standby Agreement shall terminate for whatever reason.

     (hh) "Transfer Agent" shall mean ________________________________.

     (ii) "Unsubscribed Units" shall mean the difference between the number of Standby Units and the number of Units sold pursuant to the exercise of the Rights to buy Units by Equity Holders on or before 21 days after the Effective Date.

     (jj) "Warrant" shall mean the right to purchase one share of Common Stock, at an exercise price of 120% of the Exercise Price (the "Warrant Exercise Price") per Share commencing one year after the Effective Date (or earlier with the consent of Noble, which consent must be given or withheld in Noble's sole discretion) and expiring three years after the Effective Date. The Warrants may be called for redemption by the Company at a redemption price equal to $.10 per Warrant provided that, commencing one year after the Effective Date, the closing bid price of the Company's Common Stock for the twenty consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption has been at least 150% of the Warrant Exercise Price (after giving effect to any stock dividends or stock splits) occurring after the Effective Date.

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     (kk) "Warrant Agreement" shall refer to the agreement between the Company and the Transfer Agent with respect to the Warrants.

2.   Terms of the Standby Agreement.
     ------------------------------

     (a) On the Closing Date, subject to all the terms and conditions set forth herein, the Company hereby agrees to sell to Noble and Noble agrees to purchase from the Company that number of Standby Units that are Unsubscribed Units at the Exercise Price. The determination of the number of Standby Units to be purchased by Noble shall be made by the Transfer Agent, acting as Subscription Agent, pursuant to the Subscription Agency Agreement.

     (b) The Company shall pay to Noble at Closing a fee (the "Standby Fee") in the sum of $________ (i.e. an amount equal to ten percent (10%) of the gross proceeds from the sale of the Standby Units), which fee is payable irrespective of any amount required to be paid by Noble to the Company for Unsubscribed Units pursuant to Section 4 hereunder.

     (c) The Company shall also pay to Noble all of Noble's reasonable out-of-pocket fees, expenses and costs (including, but not limited to, legal (subject to the limitation as set forth in Section 5(m) below), accounting, travel accommodations, telephone, computer, courier and supplies) in connection with the performance of its services under this Standby Agreement. All such fees, expenses and costs may be billed at any time by Noble and are immediately payable by the Company when invoiced. In this connection, the Company shall pay Noble a non-refundable expense allowance of $40,000. Noble acknowledges that it has already received this non-refundable expense allowance. All outstanding invoices not paid as of the Closing Date shall be paid at Closing.

     (d) At the Closing, the Company shall sell and deliver to Noble warrants in the form attached hereto as Exhibit B ("Noble's Warrant") to purchase ______
                               ---------
Units at an exercise price equal to the Exercise Price. Noble's Warrant shall be exercisable during the four-year period commencing 12-months after the Effective Date. During the 12-months commencing on the Effective Date, Noble will not sell, transfer, assign or hypothecate any of Noble's Warrants or the securities underlying Noble's Warrants except to officers, consultants or partners of Noble (and to selected dealers, if any, as may be permitted and in full compliance with applicable federal and state securities laws and rules and regulations of the Commission and the National Association of Securities Dealers ("NASD").

     (e) At the Closing, the Company and Noble shall enter into the Financial Advisory Agreement, in the form attached hereto as Exhibit A, and the Company
                                                   ---------
shall pay to Noble the amount due thereunder on the Closing Date.

     (f) The Company agrees to use its best efforts to secure prompt and maximum exercise of the Rights by the Equity Holders prior to the Expiration Date.

     (g) Noble shall offer the Unsubscribed Units for sale at a price equal to the Exercise Price.

     (h) For a period of 45 days after the Expiration Date and upon ___ days written notice, the Company agrees to sell to Noble, from time to time, all or part of up to ______ Units

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(the "Option Units") at the Exercise Price for the sole purpose of covering over-allotments that may be made in connection with Noble's offering and distribution of the Unsubscribed Units. Delivery of the Option Units shall be made concurrently with payment therefor. Option Units may be purchased by Noble only for the purpose of covering over-allotments that may be made in connection with its offering and distribution of the Unsubscribed Units.

     (i) The Company shall be obligated to pay to Noble the compensation set forth in this Section 2 irrespective of how many Standby Units are actually required to be purchased by Noble pursuant to Section 4 of this Standby Agreement.

3.   Representations and Warranties of the Company.
     ---------------------------------------------

     (a) The Registration Statement, including the Prospectus, has been carefully prepared by the Company in conformity with the requirements of the Act, and such Registration Statement has been filed with the Commission, and one or more amendments to said Registration Statement, has or have been filed; and the Company may file on or prior to the Effective Date an additional amendment to said Registration Statement, a copy of which amendment has been furnished to and approved by Noble prior to the execution of this Standby Agreement.

     (b) The Commission has not issued any order preventing or suspending the use of any Prospectus with respect to this transaction and each Prospectus has conformed in all material respects with the requirements of the Act and the Regulations and has not included any fact required to be stated therein or necessary to make the statements therein not misleading. On the Effective Date and on the Closing Date, the Registration Statement will conform in all material respects with the requirements of the Act and the applicable Regulations, and the Registration Statement and any further amendments or supplements thereto will contain all statements which are required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon written information furnished by Noble, specifically for use therein or in any amendments or supplements thereto.

     (c) The Company and each of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to transact business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or leasing of any properties or the character or conduct of their respective operations requires such qualification, except where failures to be so qualified, individually or in the aggregate, would not result in a Material Adverse Effect. Other than the subsidiaries listed on Schedule A hereto, the Company does not own any stock of or other
          ----------
equity in, or otherwise control directly or indirectly, any corporation, firm, partnership, trust, joint venture or other business entity.

     (d) The consolidated financial statements and schedules of the Company included in the Registration Statement, the Prospectus and any amendment or supplement thereto fairly present the consolidated financial position and results of operations of the Company as of the dates and for the periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles as in effect in the United

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States and as consistently applied throughout the periods involved and in accordance with the Regulations. The selected consolidated financial data set forth under the caption "SELECTED CONSOLIDATED FINANCIAL DATA" in the Prospectus fairly present, on the basis stated therein, the information included therein. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's internal accounting controls are designed to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended. Ernst & Young, LLP, whose reports are filed with the Commission as a part of the Registration Statement, are independent auditors as required by the Act and the Regulations. Since January 1, 1997, Ernst & Young, LLP has been the only public accountants engaged by the Company, and the Company has not had any disagreement with Ernst &Young, LLP, and has not experienced any reportable event since that date.

     (e) The Company is not in violation of any term or provision of its charter documents or bylaws, or of any material agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

     (f) The minutes books of the Company and each of its subsidiaries made available to Nobel's counsel, (i) contain minutes and consents from all meetings and actions of the Company's (and its subsidiaries') stockholders, boards of directors, and the committees of such board since the respective dates of organization of the Company and each of its subsidiaries and (ii) reflect all transactions referred to in such minutes accurately in all material respects.

     (g) The Company has all requisite power and authority (corporate and other) to enter into this Standby Agreement, the Noble Warrant Agreement, the Financial Advisory Agreement, Subscription Agency Agreement and the Warrant Agency Agreement and to consummate the transactions provided for herein and therein; and this Standby Agreement, the Noble Warrant Agreement, the Financial Advisory Agreement, Subscription Agency Agreement and Warrant Agency Agreement have been duly authorized by the Company. This Standby Agreement and other agreements have been duly executed and delivered by the Company. Each of this Standby Agreement, the Noble Warrant Agreement, the Financial Advisory Agreement, Subscription Agency Agreement and the Warrant Agency Agreement constitutes, assuming due authorization, execution and delivery by the other parties to such agreement, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights to indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy. The Company's execution and delivery of this Standby Agreement, Noble Warrant Agreement, the Financial Advisory Agreement, Subscription Agency Agreement and the Warrant Agency Agreement its performance of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby by it, and its conduct of its business as described in the Registration Statement, the Prospectus and any amendment or

                                       6
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supplement thereto, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or material equities of any kind whatsoever upon, any material right, property or assets (tangible or intangible) of the Company or any of its subsidiaries pursuant to the terms of (i) the charter or bylaws, each as amended to date, of the Company or any of its subsidiaries, (ii) any lease, license, permit, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement (including any related to indebtedness) or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is or by which any of them may be bound or to which any of their respective properties or assets (tangible or intangible) is or may be subject, except to the extent that any such conflict, breach, violation or default, individually or in the aggregate, does not and would not result in a Material Adverse Effect and does not and would not interfere with the offering or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective activities or properties adopted or issued by an arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or of their respective activities or properties (other than such as may be required under state securities or "Blue Sky" laws and such as may be required by the bylaws and rules of the NASD in connection with the purchase and distribution of the Unsubscribed Units by Noble and Noble's provision of services pursuant to the Financial Advisory Agreement).

     (h) The Company and each of its subsidiaries have all requisite power and authority (corporate and other), and have obtained and currently maintains in full force and effect and are operating in compliance with any and all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including those having jurisdiction over environmental or similar matters) necessary or required to own or lease their respective properties and conduct their respective business as described in the Registration Statement, the Prospectus and any amendment or supplement thereto, except where the failure to so maintain or operate would not result in a Material Adverse Effect. The Company and each of its subsidiaries are and have been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations (including without limitation those relating to employment matters and the payment of taxes) except as disclosed in the Prospectus and except where failures to be in compliance, individually or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice or notices of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit that if the subject of unfavorable decisions, rulings or findings, would, individually or in the aggregate, result in a Material Adverse Effect.

     (i) The authorized, issued and outstanding capital stock of the Company is set forth, and conforms to the description thereof contained, in the Registration Statement, the Prospectus, and any amendment or supplement thereto. All of the issued shares of capital stock of the Company, have been duly authorized and validly issued, and are fully paid and nonassessable; the holders thereof have no rights of rescission against the Company with respect thereto and are

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not subject to personal liabilities solely by reason of being such holders
(except to the extent that as a result of acquiring a substantial number of shares of Common Stock a holder may be subject to claims of personal liability as an affiliate or control person of the Company, as to which no representation is made hereby); and none of such shares have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound. The Securities have been duly authorized and at the Closing Date, after payment therefor in accordance herewith or in accordance with the terms and conditions of each Security (as the case may be), will be validly issued, fully paid and nonassessable and not subject to any adverse claim, with no personal liability attaching to the holder solely as a result of the ownership thereof. Upon the issuance and delivery pursuant to this Standby Agreement of the Units to be sold by the Company, Noble will acquire good and marketable title to the Unsubscribed Units (and to each of the Securities therein), free and clear of any liens, charges, claims, preemptive rights, encumbrances, pledges, security interests, defects or other like restrictions or like material equity of any kind whatsoever. The terms of each of the Securities conform to the respective descriptions thereof contained in the Prospectus. There are no preemptive or other rights to subscribe for or to purchase nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation or Bylaws, as each amended to date, or pursuant to any agreement among stockholders to which the Company is a party, by which it is bound or of which it has knowledge, and the Securities, are not otherwise subject to any preemptive or other similar rights of any security holder. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Standby Agreement and as described in the Prospectus. No holder of any securities of the Company has the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company during a period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days following the Expiration Date or to require the Company to file a registration statement under the Act during such period. All of the Securities (except the Rights) to be issued by the Company as contemplated herein have been approved for quotation upon notice of issuance on the Nasdaq Small Cap Market of the Nasdaq Stock Market.

     (j) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the offer, issuance and sale of the Securities or upon exercise of the Rights or Warrants, the Company's performance of its obligations hereunder, or the consummation by the Company of the other transactions contemplated hereby, except (i) such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the bylaws and rules of the NASD in connection with the purchase and distribution of the Unsubscribed Units by Noble, (ii) any filing of the Prospectus pursuant to Rule 424(b) or 430A of the Regulations and, if the Registration Statement has not been declared effective, an order of the Commission declaring the Registration Statement effective under the Act, and (iii) such other approvals as have been obtained and remain in full force and effect.

     (k) Except as disclosed in the Registration Statement or the Prospectus, each employee benefit plan, within the meaning of Section 3(3) of ERISA that is maintained,

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administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in
Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

     (l) Other than as disclosed in the Prospectus there is not pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or involving the properties or business of the Company or any of its subsidiaries or involving the properties or business of the Company or any of its subsidiaries (or, to the Company's knowledge, any circumstance that may give rise to the same), any action, suit, proceeding, investigation, litigation or governmental proceeding (including those having jurisdiction over environmental or similar matters), domestic or foreign, that (i) is required to be disclosed in the Registration Statement and is not so disclosed, (ii) questions the validity of the capital stock of the Company or the validity or enforceability of this Standby Agreement for the Securities, (iii) questions the validity of any action taken or to be taken by the Company pursuant to or in connection with this Standby Agreement, or (iv) could materially adversely affect the present or prospective ability of the Company to perform its obligations under this Standby Agreement or result in a Material Adverse Effect. Any such proceedings summarized in the Prospectus are accurately summarized in all material respects;

     (m) There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's, advisory or origination fee or otherwise, either with respect to the sale of the Standby Units upon exercise of the Rights, the sale of Standby Units hereunder or with respect to the proceeds received by the Company from such sales. Other than as reflected in this Standby Agreement, there are no other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the Company's knowledge, any of its officers, directors, or affiliates that may constitute "underwriter's compensation," as determined by the NASD.

     (n) All agreements filed as exhibits to or referred to in the Registration Statement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of their respective assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company or such subsidiary, as appropriate, and constitute the legal, valid and binding agreements of the Company or such subsidiary, as appropriate, enforceable in accordance with their respective terms, subject in each case to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity and except as rights to indemnity and contribution under this Standby Agreement may be limited by applicable law, statutory duties or public policy. The descriptions in the Registration Statement, the Prospectus and any amendment or supplement thereto of agreements, whether written or oral, and of other documents are accurate and fairly present the information required to be shown with respect thereto under the Act. There are no agreements, whether written or oral, or other documents that are required by the Act or the Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required.

     (o) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed by them or have duly requested extensions thereof, except in any case in which the failure so to file, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries have paid all taxes required to be paid by them and all other assessments, fines or penalties, if any, levied against them, to the extent that any of the foregoing are due and payable, except for (i) any such assessment, fine or penalty that is currently being contested in good faith or (ii) any case in which the failure so to pay, individually or in the aggregate, would not have a Material Adverse Effect.

     (p) No transfer tax, stamp duty or other similar tax is payable by or on behalf of Noble in connection with the issuance by the Company, or the purchase by Noble, of the Unsubscribed Units to be sold by the Company or any resales of such Unsubscribed Units by Noble, or on the issuance or sale of any of the Securities.

     (q) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective business at a cost that would not result in a Material Adverse Effect.

     (r) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or like equities of any kind whatsoever, other than (i) liens for taxes not yet due and payable, (ii) liens as described or referred to in the Prospectus, and (iii) liens that are not material in amount in relation to the business of the Company and which do not interfere with the offering.

     (s) The Company's Common Stock is currently listed for trading on the Nasdaq Small-Cap Market under the symbol RELM.

     (t) Neither the Company nor any of its officers, directors, or affiliates (within the meaning of the Regulations) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock, in violation of Regulation M under the Exchange Act.

     (u) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of its subsidiaries has (i) issued any securities other than the Rights, the Standby Units and shares of Common Stock issuable upon the exercise of stock options disclosed in the Prospectus as outstanding as of the date hereof, (ii) incurred any liability or obligation, direct or contingent, for borrowed money,
(iii) entered into any transaction other than in the ordinary course of business, (iv) declared or paid any dividend or made any other distribution on or in respect of its capital stock, or (v) entered into any transactions with any affiliate.

     (v) All of the Securities have been duly authorized, and, when issued and distributed as set forth in the Prospectus, will be legally issued and valid and binding obligations of the Company having the rights summarized in the Prospectus; and none of such Rights will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's Articles of Incorporation, as amended, the Company's bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

     (w) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company otherwise than as set forth or contemplated in the Prospectus.

     (x) The Company is not and, after giving effect to the offering, will not be an "investment company" or entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

     (y) The Company and each of its subsidiaries has satisfactory employer-employee relationships with their respective employees. No labor or other dispute with the employees of the Company exists, or, to the best knowledge of the Company, is imminent.

     (z) The Company has complied with all provisions of Section 517.075, Florida Statutes, relating to doing business with the government of Cuba or with any person or affiliate located in Cuba.

4.   The Closing.
     -----------

     The Closing will take place on the Closing Date at a place to be designated by Noble in _____________, Florida. At such Closing, Noble will make payment to the Company by a certified or a bank check for all Standby Units which are Unsubscribed Units and the Company will deliver the Unsubscribed Units to Noble in such names and denominations as may be requested by Noble, as set forth in a written notice delivered to the Company at least 48 hours prior to Closing. At Closing, the Company will pay to Noble the Standby Fee, and all amounts payable pursuant to Section 2 hereof.

5.   Covenants of the Company.
     ------------------------

     The Company covenants and agrees with Noble as follows:

     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Standby Agreement, and any amendments thereto, to become effective as promptly as possible. Unless required by law, the Company will not file with the Commission any amendment or supplement to such prospectus, any amendment to the Registration Statement, or any document under the Exchange Act before termination of the offering of Units by Noble of which Noble shall not previously have been advised and furnished with a copy, or to which Noble shall have reasonably objected by notice to the Company in writing after having been provided a copy thereof, or which is not in compliance with the Act, the Exchange Act or the Regulations. During the time when a prospectus relating to the Units is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Regulations to the extent necessary to permit the continuance of sales of or dealings in the Units in accordance with the provisions hereof and of the Prospectus, as amended or supplemented. The Company will prepare and file with the Commission, promptly upon the reasonable request by Noble or Noble's counsel, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of Unsubscribed Units by Noble, and will use its best efforts to cause the same to be filed with the Commission as promptly as possible.

     (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise Noble, with a confirmation in writing, of (i) the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) the receipt of any comments from the Commission, and (v) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

     (c) If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) and Rule 430A(a)(3) of the Regulations.

     (d) The Company will arrange with Noble's counsel for the qualification of the Standby Units for offering and sale under the securities or "Blue Sky" laws of such jurisdictions in which recipients of Rights are resident and such jurisdictions as Noble may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Standby Units, provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

     (e) If, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which, in the opinion of the Company or counsel for the Company, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary at any time to amend or supplement the Prospectus to comply with the Act or the Regulations, the Company will promptly notify Noble thereof and, subject to
Section 6(a)(i) hereof, prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. If, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which, in the opinion of Noble or Noble's Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Noble will promptly notify the Company thereof and the Company will, subject to Section 6(a)(i) hereof, prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. The Company will furnish to Noble and dealers (whose names and addresses shall be furnished to the Company by Noble) to which Units may have been sold on behalf of Noble and to any other dealers upon request, a reasonable number of copies of any amendment or supplement prepared pursuant to this Section 6(e).

     (f) The Company will furnish to each of Noble and to Noble's counsel, without charge, a signed copy of the Registration Statement originally filed with respect to the Standby Units and each amendment thereto. So long as Noble or any dealer is required by the Act or the Regulations to deliver a prospectus, the Company will also furnish as many copies of each preliminary prospectus or the Prospectus or any amendment or supplement thereto as Noble may reasonably request.

     (g) As soon as practicable after the Effective Date, the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Regulations, and to Noble an earnings statement that will be in the detail required by, and will otherwise comply with, the provisions of
Section 11(a) of the Act and Rule 158(a) of the Regulations.

     (h) For a period of five years following the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and will deliver to Noble unaudited quarterly reports of earnings (through delivery of the Company's quarterly reports filed with the Commission on Form 10-Q or Form 10-
QSB) and the following:

          (i) concurrently with furnishing quarterly reports, if any, to the stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders;

          (ii) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate thereon of independent public accountants;

          (iii) as soon as they are available, copies of all reports (financial or other) mailed to its stockholders;

          (iv) as soon as they are available, copies of all reports (other than preliminary proxy materials) and financial statements furnished to or filed with the Commission, the NASD or Nasdaq which are available to the public;

          (v) as soon as they are available every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs that is released or prepared by the Company and is known to the Company; and

          (vi) any additional information of a public nature concerning the Company that Noble may reasonably request from time to time.

     (i) During the period commencing on the date the Registration Statement is declared effective by the Commission and ending one year after the Expiration Date, the Company, will not, without the prior written consent of Noble, (i) directly or indirectly, transfer, sell, offer for sale, contract for sale, grant any option for the sale of, or otherwise dispose of (or announce any transfer, sale, offer for sale, contract for sale, grant of any option for sale of, or other disposition of) any shares of Common Stock, or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (except as contemplated by this Standby Agreement) or (ii) file any registration statement relating to any such Securities with the Commission or any other authority except as contemplated herein, provided, however, that (1) the Company may grant or issue Securities pursuant to any employee stock option plan or stock purchase plan or outstanding stock options described in the Prospectus and, commencing after the Closing Date, may file a registration statement on Form S-8 with respect to such plans and (2) the Company may issue shares of Common Stock, or other securities convertible into, or exercisable or exchangeable for shares of Common Stock, as consideration for any acquisition by the Company so long as the party being issued such securities signs an agreement, acceptable in form and substance to Noble (such consent not to be unreasonably withheld), that such party will not transfer, sell, offer for sale, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock owned by such party or with respect to which such party has the power of disposition during a period commencing on the date of issuance of such securities and ending one year following the Expiration Date.

     (j) The Company will apply the net proceeds from the sale of the Standby Units sold by it in the manner set forth under "USE OF PROCEEDS" in the Prospectus and will comply with all reporting requirements under the Act and the Exchange Act with respect to the use of proceeds. Except as described in the Prospectus, no portion of the net proceeds will be used directly or indirectly to acquire any securities issued by the Company.

     (k) The Company will furnish to Noble as early as practicable prior to each of the date hereof and the Closing Date but no later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in each case shall not be earlier than the last day of the preceding month, unless such month-end shall be less than three business days prior to the date such statements are to be delivered) that have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to Section 6 hereof;

     (l) The Company will deliver to Noble true and correct copies of its Articles of Incorporation and all amendments thereto, such copies to be certified by the Secretary of the Company; true and correct copies of the Bylaws of the Company and of the minutes of all meetings of the directors and stockholders of the Company held during the twenty-four (24) month period immediately prior to the Closing Date; and true and correct copies of all material contracts to which the Company is a party.

     (m) The Company shall bear all costs and expenses incident to the issuance, sale and delivery of the Standby Units, including but not limited to all NASD and Nasdaq fees, and transfer agent fees, engraving of stock and warrant certificates, the fees and costs of qualification of the offering and the sale of Securities covered by the Registration Statement under various state securities laws and disbursements of its accountants, cost for mailing and tombstone advertising, (although, with respect to the tombstone expense, in an amount not to exceed $5,000), costs of "road shows", if any (with respect to such road shows, each party shall pay its own travel expenses and the Company will pay all other costs associated with holding such shows including expenses in connection with any meetings or presentations), the cost of printing and preparing the Registration Statement, related exhibits, amendments and supplements thereto, underwriting documents, selected dealer agreements and such number of preliminary and final Prospectuses as Noble shall deem reasonably necessary. The Registration Statement and the exhibits thereto shall be prepared by counsel for the Company, and the various state securities and Blue Sky laws applications and the survey to be distributed by Noble in connection therewith shall be prepared by Noble's counsel, whose costs and expenses shall be paid for by the Company within required budgets and Company approval prior to being incurred, at the time such services are rendered, except that one-half of the Blue Sky fee (including fees for additional states) shall be paid to Noble's counsel at the time the Registration Statement is filed with the Commission, with the balance payable at the time all Blue Sky filings have been made. Additionally, the Company shall have a right to approve counsel and Noble's approval shall be reasonable as the work done by Noble's counsel in connection with the Blue Sky fees is a liability of the Company. With the exception of the legal fees payable to Noble's counsel in connection with Blue Sky filings, the Company will not be obligated to pay Noble any additional legal fees.

     (n) The Company will cause the Securities (except the Rights) to be listed on Nasdaq Small-Cap Market and it shall use its reasonable best efforts at its cost and expense to maintain such listings for at least ten years from the date of this Standby Agreement, or with respect to the Warrants, the Company agrees to maintain such listing for the life of the Warrants.

     (o) All officers and directors and their affiliates who own Securities of the Company (including but not limited to Shares, options and warrants to purchase Shares, and securities convertible into Shares), shall agree not to sell, transfer or convey any of such Securities by registration or otherwise for a period of twelve (12) months from the Effective Date and thereafter for an additional six months without the prior written consent of Noble or any greater period required by any state in which the offering of the Standby Units is to be registered. An appropriate legend shall be marked on the face of certificates representing all of such Securities.

     (p) Prior to the Effective Date, the Company shall apply for listing in Standard & Poor's Corporation Reports and shall use its best efforts to have the Company listed in such reports for a period of not less than ten (10) years thereafter.

     (q) The Company has appointed or shall promptly hereafter appoint __________________________ as Transfer Agent for the Securities, which entity shall agree to the provisions of Noble's Warrant. The Company will not change or terminate any such appointment without the written consent of Noble, which consent shall not be unreasonably withheld.

     (r) The Company will deliver to Noble and Noble's counsel, without charge, two (2) bound volumes of copies of all documents and appropriate correspondence filed or received from the Commission and the NASD and all closing documents.

     (s) For a period of five (5) years commencing from the Closing Date, the Company shall continue to employ the services of a firm of independent certified public accountants reasonably acceptable to Noble.

     (t) The Company will maintain a current Registration Statement for Noble to offer and sell the Unsubscribed Units and the components thereof purchased by it for a period of at least nine months from the Effective Date and such additional further period as Noble may reasonably request. Nevertheless, Noble agrees to notify the Company when its distribution has been completed.

     (u) Neither the Company nor any officer or director thereof shall for a period of five years from the Effective Date offer to sell any Securities of the Company in a Regulation S offering without the prior written consent of Noble.

     (v) Until such time as the Securities of the Company are listed on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; the Company shall cause its legal counsel or an independent firm acceptable to Noble to provide Noble with a survey, to be updated at least semi-annually, of those states in which the Securities (except the Rights), of the Company may be traded in non-issuer transactions under the Blue Sky laws of the states and the basis for such authority. The Company shall cause Noble's counsel to prepare and deliver the first such survey at Closing and, thereafter, the Company's counsel shall prepare and deliver such survey on a semi-annual basis of each year.

     (w) The Company shall engage Noble for a period of three years to act as its solicitation agent for the Warrants. The Company shall pay Noble a 5% exercise fee upon exercise of the Warrants, subject to Noble's compliance with NASD rules.

6.   Conditions of Noble's Obligations.
     ---------------------------------

     Noble's obligations to perform pursuant to this Standby Agreement and to the purchase the Unsubscribed Units required hereunder on the Closing Date is subject to the accuracy of and compliance with the representations and warranties on the part of the Company herein as of the date hereof and as of the Closing Date, to the performance by the Company of its obligations and covenants hereunder, to the accuracy of certificates of the Company and officers of the Company to be delivered pursuant to this Standby Agreement, all as of the Closing Date, and to the following further conditions:

     (a) All corporate action taken and all legal opinions and proceedings relating to the transaction and Noble's Warrant, the Registration Statement and Prospectus and all other matters incident thereto and to the transaction to which this Standby Agreement relates shall be satisfactory in all respects to Broad and Cassel, counsel for Noble, and they shall have been furnished with such certificates, documents and information as they may request in this connection.

     (b) If the Registration Statement or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than the first full business day next following the date hereof or such later date and time as shall have been consented to in writing by Noble. If required, the Prospectus shall have been timely filed with the Commission in accordance with Rule 424(b) of the Regulations. If required, any amendment or supplement to the Prospectus shall have been filed in accordance with Rule 424(c) under the Act. No stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, or Noble, shall be contemplated by the Commission. The Company shall have complied, to the reasonable satisfaction of Noble and Noble's counsel, with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

     (c) Noble shall not have advised the Company that, in the opinion of Noble or Noble's Counsel, (i) the Registration Statement, or any amendment thereto, includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Prospectus, or any amendment or supplement thereto, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) Noble shall have received from Noble's counsel an opinion dated the Closing Date, with respect to the issuance and sale of the Unsubscribed Units, the Registration Statement, the Prospectus and such other related matters as Noble reasonably may request. Noble's counsel shall have received from the Company such papers and information as they may reasonably request to enable them to review or pass upon such matters or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, or covenants of the Company contained herein.

     (e) Noble shall have received from Zack Kosnitzky, P,A., counsel to the Company, an opinion, on or prior to the date Rights certificates and Prospectuses are first mailed to Company's Equity Holders and on the Closing Date, dated the respective dates thereof and in form and substance satisfactory to Noble's counsel, to the effect that:

          (i) The Company and each of its subsidiaries are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified to transact business as foreign corporations and are in good standing in each jurisdiction in which the Company has represented to such counsel that they conduct business;

          (ii) The Company and each its subsidiaries have all requisite corporate power and authority necessary or required to own or lease their respective properties and conduct its businesses as described in the Registration Statement and the Prospectus;

          (iii) The Company has all requisite power and authority (corporate and other) to enter into this Standby Agreement, Noble's Warrant Agreement, the Financial Advisory Agreement, and the Subscription Agency Agreement and to consummate the transactions provided for herein and therein; and this Standby Agreement, Noble's Warrant Agreement, the Financial Advisory Agreement and the Subscription Agency Agreement have each been duly authorized, executed and delivered by the Company. This Standby Agreement, Noble's Warrant Agreement, the Financial Advisory Agreement, Subscription Agency Agreement and the Warrant Agency Agreement, assuming due authorization, execution and delivery by the parties thereto other than the Company, each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting creditors' rights generally or by general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights to indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy. The Company's execution and delivery of this Standby Agreement, Noble's Warrant Agreement, the Financial Advisory Agreement, Subscription Agency Agreement and the Warrant Agency Agreement, its performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or equities of any kind whatsoever upon, any right, property or asset (tangible or intangible) of the Company or any of its subsidiaries pursuant to the terms of
(A) the charter or bylaws, each as amended through the date of the opinion, of the Company and each of its subsidiaries, (B) any material lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (C) to the knowledge of Company counsel, any statute, rule, regulation, judgment, decree or order applicable to the Company or any of its subsidiaries or any of their respective activities or properties adopted or issued by an arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective activities or properties (other than such as may be required under state securities or "Blue Sky" laws and such as may be required by the bylaws and rules of the NASD in connection with the purchase and distribution of the Units by Noble or Noble's provision of services under the Financial Advisory Agreement);

          (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or, to such counsel's knowledge, any court is required in connection with the issuance of the Securities to be sold by the Company, the Company's performance of its obligations hereunder, the offering, or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the bylaws and rules of the NASD in connection with the purchase and distribution of the Unsubscribed Units by Noble and except such other approvals as have been obtained and remain in full force and effect. Upon the effectiveness of the Registration Statement, the Securities (other than the Rights) will be registered pursuant to Section 12(g) of the Exchange Act, and will, upon notice of issuance, be listed on the Nasdaq Small-Cap Market;

          (v) At the date or dates indicated in the Prospectus, the authorized, issued and outstanding capital stock of the Company was as set forth therein, and conformed to the description thereof contained therein under the captions "CAPITALIZATION" and "DESCRIPTION OF CAPITAL STOCK." All of the issued shares of Common Stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable; the holders thereof are not subject to personal liabilities solely by reason of holding such shares; and none of such shares have been issued in violation of the preemptive rights of any security holders of the Company known to Company counsel. The Units to be sold by the Company have been duly authorized and, when paid for in accordance herewith, will be validly issued, fully paid and non-assessable, and with no personal liability resulting solely from the ownership thereof. Upon the issuance and delivery pursuant to this Standby Agreement of the Unsubscribed Units to be sold by the Company to Noble, Noble will acquire good and marketable title to such Unsubscribed Units free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or like equities of any kind whatsoever. Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation or bylaws, each as amended to date, or pursuant to any agreement among stockholders to which the Company is a party or of which it has knowledge, and the Units to be sold by the Company are not subject to any preemptive or other similar rights of any security holder. To such counsel's knowledge, the Company is not a party to or bound by any instrument, agreement or, to such counsel's knowledge, other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Standby Agreement. To such counsel's knowledge, no holder of any Common Stock of the Company or of any options, warrants or other convertible or exchangeable securities of the Company which are exercisable for or convertible or exchangeable for Common Stock of the Company has any right (which has not been waived) to include any such securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company within the period commencing on the date the Registration Statement is declared effective by the Commission and ending one year after the Expiration Date or to require the Company to file a registration statement under the Act during such period. Based on the form of specimen certificate provided to such counsel, the certificates representing each of the Securities are in due and proper form;

          (vi) The Registration Statement has become effective under the Act. Any required filing of the Prospectus pursuant to Rule 424(b) and 430A(a)(3) of the Regulations has been made in accordance with the time period required thereby. To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened, by the Commission;

          (vii) At the time the Registration Statement was declared effective by the Commission, the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements, and notes thereto, the financial schedules, and the other financial and statistical data included in the Registration Statement or the Prospectus or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the Regulations;

          (viii) Such counsel has reviewed all contracts and other documents referred to in the Registration Statement and the Prospectus, and the summaries of and other disclosures regarding such contracts and other documents included in the Registration Statement, and the Registration Statement and Prospectus fairly present the information required to be shown with respect thereto. To such counsel's knowledge, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that were not filed or disclosed as required;

          (ix) Except as disclosed in the Registration Statement, to such counsel's knowledge, there is not pending or threatened or contemplated against the Company, or involving the properties or business of the Company, any action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding (including those having jurisdiction over environmental or similar matters), domestic or foreign, that (A) is required to be disclosed in the Registration Statement and is not so disclosed, (B) questions the validity of the capital stock of the Company or the validity or enforceability of this Standby Agreement, (C) questions the validity of any action taken or to be taken by the Company pursuant to or in connection with this Standby Agreement, or (D) could materially adversely effect the present or prospective ability of the Company to perform its obligations under this Standby Agreement or result in a Material Adverse Effect;

          (x) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, nor, by receipt of the proceeds from its sale by it of the Standby Units pursuant to this Standby Agreement, will the Company become or be deemed to be an "investment company" under such Investment Company Act;

          (xi) No transfer taxes are required to be paid in connection with the sale and delivery of the Unsubscribed Units by the Company to Noble hereunder;

          (xii) All of the Securities have been duly authorized and validly issued, and, when issued and distributed as set forth in the Prospectus, will be legally issued and valid and binding obligations of the Company having the rights summarized in the Prospectus; and none of such Securities will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's Articles of Incorporation, as amended, the Company's bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

     In addition, such opinion shall contain statements substantially to the following effect:

     In the course of the preparation by the Company and its counsel of the Registration Statement and the Prospectus, such counsel attended conferences, in person and telephonically, with certain of the officers of, and the independent public accountants for, the Company, at which the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and the Closing Date, such counsel attended (if applicable) additional conferences, in person and telephonically, with certain of the officers of, and the independent public accountants for, the Company, at which the contents of the Registration Statement and the Prospectus were discussed. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of the Company, no facts have come to such counsel's attention that cause such counsel to believe (except that such counsel need not express any opinion or belief with respect to the financial statements, schedule and the notes thereto and other financial and statistical data included therein) that (A) the Registration Statement, at the time it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on the representations and warranties of the Company contained in this Standby Agreement and on certificates and written statements of the Company or responsible officers of the Company, provided that copies of any such statements or certificates shall be delivered to Noble's counsel if requested.

     Noble is entitled to rely on the opinion of such firm, filed as an exhibit to the Registration Statement, as to the matters discussed in the Prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

     References to the Prospectus and Registration Statement in this Section 6(e) shall include any amendment or supplement thereto at the date of such opinion.

     (f) Noble shall have received a certificate, dated the Closing Date and in form and substance satisfactory to Noble, of the Company signed by each of the Chief Executive Officer and Chief Financial Officer of the Company to the effect that each of such officers has carefully examined the Registration Statement, the Prospectus and this Standby Agreement and, to his best knowledge, that:

          (i) The representations and warranties of the Company in this Standby Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied in all material respects with all agreements and covenants and satisfied all conditions contained in this Standby Agreement on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of such officers' knowledge, are contemplated or threatened by the Commission; and

          (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has been no material adverse change, or development involving a prospective material adverse change (including a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, on a consolidated basis, except in each case as described in or contemplated by the Prospectus; (B) neither the Company nor any of its subsidiaries has entered into any transactions not in the ordinary course of business; (C) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, other than as disclosed in the Registration Statement and the Prospectus; (D) neither the Company nor any of its subsidiaries has sustained a loss material to the Company and its subsidiaries, on a consolidated basis, by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or from any legal or governmental proceeding; (E) no action, suit or proceeding, at law or in equity, has been filed or, to the knowledge of such officer, is threatened against the Company or any of its subsidiaries or affecting any of their respective properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency that (1) alleges that the conduct of such business as currently conducted or as proposed to be conducted infringes on any trademarks, service marks, copyrights, service names, trade names, patents, patent applications or trade secrets currently held by any third party and (2) has had as of the date of such certificate or, if pending and if decided unfavorably, is likely to have a Material Adverse Effect; and (F) there has not occurred any other event required to be set forth in the Prospectus that has not been so set forth.

          (iv) They do not know of any contracts which are required to be summarized in the Prospectus which are not so summarized; and they do not know of any material contracts required to be filed as exhibits to the Registration Statement which are not so filed;

               (v) They have each carefully examined the Registration Statement and the Prospectus and, to the best of their knowledge, neither the Registration Statement nor the Prospectus nor any amendment or supplement to either of the foregoing contains an untrue statement of any material fact or omits to state any material fact required to be so stated therein or necessary to make the statement therein not misleading; and since the Effective Date, to the best of their knowledge, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

               (vi) The Company is not delinquent in the filing of any federal, state and municipal taxes return or the payment of any federal, state or municipal taxes; they known of no proposed redetermination or re-assessment of taxes, adverse to the Company, and the Company has paid or provided by adequate reserves for all known tax liabilities; and

               (vii) The financial statements and schedules filed with and as part of the Registration Statement present fairly the financial position of the Company as of the dates thereof all in conformity with generally accepted principles of accounting applied on a consistent basis throughout the periods involved. Since the respective dates of such financial statements, there has been no material adverse change in the condition or general affairs of the Company, financial or otherwise, other than as referred to in the Prospectus.

     Except as otherwise provided in clause (iii)(A) above, references to the Prospectus and Registration Statement in this Section 6 shall include any amendment or supplement thereto at the date of such opinion.

          (g) Noble shall have received from Ernst & Young LLP letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to Noble and Noble's counsel, with respect to matters set forth below:

               (i) confirming that they are and were independent public accountants with respect to the Company within the meaning of the Act and the Regulations;

               (ii) stating that it is their opinion that the audited financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

               (iii) stating that, on the basis of certain procedures which included a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of meetings and actions of the stockholders and board of directors and the various committees of the board of directors of the Company, inquiries of officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements, if any, and schedules of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company included in the Registration Statement and the Prospectus, (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity, or net current assets of the Company, in each case, as compared with amounts shown in the December 31, 2000 consolidated balance sheet included in the Registration Statement and the Prospectus, except for changes set forth in such letter, and
(C) during the period from December 31, 2000 to such specified date, there was any decrease in consolidated revenues, income before income taxes, or net income, or any decrease in net income per common share of the Company, in each case as compared with the corresponding period beginning January 1, 2001 except for changes set forth in such letter;

               (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

               (v) statements as to such other matters incident to the transaction contemplated hereby as Noble may reasonably request.

     In the event that either of the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition of the obligations of Noble that (A) such letter shall be accompanied by a written explanation of the Company as to the significance thereof, unless Noble deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of Noble, make it impractical or inadvisable to proceed with the purchase and delivery of the Units as contemplated by the registration statement originally filed with respect to the Units, as amended as of the date hereof.

     References to the Registration Statement and the Prospectus in this Section with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (h) The Securities (including the additional shares included in the Units) shall have been approved for quotation on the Nasdaq Small-Cap Market (upon notice of issuance in the case of the Units and Warrants).

          (i) No order suspending the sale of the Units in any jurisdiction designated by Noble shall be in effect on the Closing Date and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company Noble, shall be contemplated.

          (j) The transaction herein shall be qualified under the State Blue Sky laws of such states as Noble may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Effective Date, and Closing Date.

          (k) The Company shall have furnished to Noble such other and further certificates, documents, and opinions as Noble may reasonably request or its counsel may request (including certificates of officers) as to the accuracy, at and as of the Closing Date, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder as to other conditions concurrent and precedent to its obligations hereunder.

          (l) On or prior to the date that Rights certificates are first mailed to Equity Holders and on the Closing Date, dated the respective dates thereof and in form and substance satisfactory to Noble's counsel, the Company shall furnish to Noble such information, certificates and documents as Noble may reasonably request.

     If any condition of Noble's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Noble may terminate this Standby Agreement or, if Noble so elects, it may waive any such conditions that have not been fulfilled or extend the time for their fulfillment. In the event Noble so elects to terminate this Standby Agreement, all Rights shall become immediately null and void and the Company shall cause the Subscription Agent under the Subscription Agreement to promptly return to the subscribers any payments received by the Subscription Agent in respect of the exercise price relating thereto. All opinions, certificates, letters and documents delivered pursuant to this Standby Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects Noble and Noble's counsel. The Company shall furnish to Noble such conformed copies of such opinions, certificates, letters and documents in such quantities as Noble and Noble's counsel shall reasonably request.

     The obligations of Noble to purchase and pay for any Units after having exercised an option set forth in Section 2(h) hereof shall be subject, in its discretion, to each of the foregoing conditions of this Section 6 to purchase the Unsubscribed Units, with all references to the Unsubscribed Units and the Closing Date being deemed to refer to such Units and the related Closing Date, respectively.

7.   Termination.
     -----------

     (a) This Standby Agreement may be terminated at any time prior to the Closing Date, by Noble by written notice to the Company if in the reasonable judgment of Noble it is impracticable to consummate this transaction, by reason of (i) the Company having sustained a material loss of whatsoever nature, which, in the sole and absolute opinion of Noble, substantially affects the value of the property of the Company or materially interferes with the operation of the business of the Company, (ii) any material adverse change in the business, property or financial condition of the Company; (iii) trading in securities on the New York Stock Exchange, the American Stock Exchange or Nasdaq Stock Market having been suspended or limited or minimum prices having been established on any such Market, (iv) a banking moratorium having been declared by either federal or state authorities, (v) an outbreak of major hostilities or other national or international calamity having occurred between the date hereof and the Closing Date, (vi) any action having been taken by any government in respect of its monetary affairs which, in the reasonable opinion of Noble, has a material adverse effect on the United States securities markets; (vii) any action, suit or proceeding at law or in equity against the Company, or by any Federal, State or other commission, board or agency wherein any unfavorable decision would materially adversely affect the business, property, financial condition or income of the Company; or (viii) due to conditions arising subsequent to the execution hereof, Noble reasonably believes that, as a result of material and adverse events affecting the market for the Company's Common Stock (other than for the effect of the offering on the price of the Company's Common Stock) or the securities markets in general, it is impracticable or inadvisable to proceed with the offering. Notwithstanding the foregoing, if the closing bid price of the Company's Common Stock on the expiration date is less than the Minimum Exercise Price Noble on the Expiration Date shall have the right to terminate this Agreement in its sole discretion.

     (b)  If this Standby Agreement expires or is terminated pursuant to this
Section 7 or otherwise, the Company agrees to reimburse and indemnify Noble for all of its expenses, as provided for under Section 2(c) and 5(m) hereof.

     (c) Sections 2(c), 5(m) and 9 hereof shall survive the expiration or termination of this Standby Agreement whether this under Section 7 or otherwise.

     (d) In addition to the termination provision provided in this Section 7, Noble shall retain its right to all remedies provided by law.

     (e) Any notice under this Section 7 may be given by telephone, or facsimile, but shall be subsequently confirmed by letter within three (3) days of such notification.

8.   Registration of Units to be Purchased by Noble.
     ----------------------------------------------

     The Registration Statement will include registration of all Unsubscribed Units that may be purchased by Noble pursuant to this Standby Agreement and provide for the distribution of such Unsubscribed Units and the components therein by Noble from time to time.

9.   Indemnification.
     ---------------

     (a) The Company will indemnify and hold harmless Noble and each person who controls Noble within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise and will reimburse Noble and each such person specified as above for any reasonable legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any one them in connection with investigating or defending any litigation or claim whether or not resulting in any liability, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or in any Blue Sky application or arising out of or based upon an omission or alleged omission to state therein a material fact required to be stated therein necessary to make the statements therein not misleading, all as of the date when the Registration Statement or any amendment thereto, the filing of any such Blue Sky application, as the case may be, becomes effective or any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or Prospectus (as amended or as supplemented thereto), or arise out of or are based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, nor shall it extend to Noble or any person controlling Noble in respect of any such losses, claims, damages, expenses, liabilities, or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission, if such statement or omission was made in reliance upon and in conformity with, written information furnished to the Company by Noble on its behalf specifically for use in the Registration Statement, the Prospectus, or any such amendment thereof or supplement thereto or Blue Sky application.

     In case any such action shall be brought against Noble or any controlling person, Noble or such controlling person shall promptly notify the Company of the commencement thereof and the Company shall be entitled to participate in (and, to the extent it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of recognized standing (which shall include Zack Kosnitsky, P.A.) and reasonably satisfactory to Noble and to such controlling person or persons who are defendant or defendants in such litigation. Noble or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof subject to the Company's reasonable right to approve such counsel which will not be unreasonably withheld, but the fees and expenses of such counsel shall not be at the expense of the Company unless (i) the employment of such counsel has been specifically authorized by the Company, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or
(iii) there is a conflict of interest which would prevent counsel for the Company from representing both the Company and Noble or such controlling person, in any of which cases the Company shall not have the right to direct the defense of such action on behalf of Noble or such controlling person. It is understood that, regardless of whether such counsel is representing all of the parties entitled to indemnification under this Section 9(a), the Company shall not be liable, under clause (iii) above, for the fees and expenses of more than one separate counsel who shall be approved by Noble. The Company agrees to notify Noble promptly of the commencement of any litigation or proceeding against it or against any of the officers or directors of the Company of which it may be advised, in connection with the issue and sale of any of its Securities, and to furnish Noble, at the Noble's request, with copies of all pleadings therein and to permit Noble to be an observer therein and to apprise it of all of the developments therein, all at the Company's expense. The provisions of this
Section 9(a) shall also apply to the subsequent registration of Noble's Warrants and/or the securities underlying Noble's Warrants.

     (b) Noble will indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will reimburse the Company and such officers or controlling person indemnified for as above for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with investigating or defending any litigation or claims whether or not resulting in any liability, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or in any Blue Sky application or arising out of or based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such amendment thereto, or the date the filing of any such Blue Sky application, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or an omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only if such statement or omission was made in reliance upon information furnished in writing to the Company by Noble specifically for use in the Registration Statement, the Prospectus, or any such amendment thereof or supplement thereto or Blue Sky application. Noble shall not be liable for amounts paid in settlement of any such litigation, if such settlement was effected without its consent. In case of the commencement of any action, respect of which indemnity may be sought from Noble on account of its indemnity agreement contained in this subsection (b), the Company and each person agreed to be indemnified by Noble shall have the same obligation to notify Noble and Noble shall have the same right to participate in (and, to the extent that it shall wish, to direct), as set forth in Section 9(a) above, the defense of such action at its own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Company or such other person agreed to be indemnified by Noble. Noble agrees to notify the Company promptly of the commencement of any litigation or proceeding against it or against any such controlling person of which it may be advised in connection with the issue or sale of any of the Securities of the Company. The provisions of this subparagraph shall also apply to the subsequent registration of Noble's Warrants and/or securities underlying Noble's Warrants.

     (c) The respective indemnity agreements of the Company and Noble contained in Section 9(a) and 9(b) above, and the representations and warranties of the Company set forth in this Standby Agreement, shall remain operative and in full force and effect, regardless of any investigation made by Noble or on its behalf or by or on behalf of any person who controls Noble or the Company or any controlling person of the Company or any director or any officer of the Company, and shall survive the delivery of the Units, and any successor of Noble, or the Company or of any controlling person of Noble or the Company, as the case may be, shall be entitled to the benefit of these respective indemnity agreements.

10.  Contribution.
     ------------

     In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to
Section 9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 9 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or action in respect thereof)
(A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Units or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and Noble is the indemnified party, the relative benefits received by the Company, on the one hand, and Noble, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Rights and Units and the Units sold upon exercise of the Rights (net of underwriting discounts and other cash and non-cash compensation paid to Noble but before deducting the other expenses incurred by the Company in connection with the sale of the Units) bear to the total underwriting discounts and other cash and non-cash compensation received by Noble pursuant to all agreements referenced hereunder. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by Noble, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, Noble shall not be required to contribute any amount in excess of the underwriting discount and other commissions applicable to the Units purchased by Noble hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of Section 10, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Section 10, but only to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

11.  Finders.
     -------

     (a) The Company knows of no claims for services in the nature of a finder's fee or origination fee with respect to this transaction resulting from the respective acts of its officers, directors or employees, for which Noble or the Company may be responsible, and the Company agrees to indemnify and hold Noble free and harmless from any claims for any services of such nature arising from any act of the Company or its employees, officers or directors and will reimburse Noble for any counsel fees, legal or other expense reasonably incurred by Noble in investigating or defending against any such claim.

     (b) Noble knows of no claims for services in the nature of a finder's fee or origination fee with respect to this transaction resulting from the respective acts of its officers, directors or employees, for which the Company may be responsible, and Noble agrees to indemnify and hold the Company free and harmless from any claims for any services of such nature arising from any act of Noble or its employees, officers or directors and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in investigating or defending against any such claim.

12.  Noble's Covenant.
     ----------------

     Noble covenants and agrees with the Company as follows:

     (a) Noble is registered as a broker-dealer with the Commission and is a member in good standing with NASD.

     (b) There is not now pending or threatened or to the best knowledge of Noble or its counsel, contemplated against Noble any action or proceeding, either in any court of competent jurisdiction or before the Commission or any state securities commission, or administrative body or tribunal, that is required to be disclosed in the Prospectus, except as fully disclosed in the Prospectus.

     (c) If any action or proceeding of the type referred to in Section 12(b) above shall be instituted or threatened against Noble at any time prior to the Effective Date, or if Noble shall cease to be a member in good standing of the NASD at any time prior to the Effective Date, or there shall be filed by or against Noble in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of Noble's assets or if Noble makes an assignment for the benefit of creditors at any time prior to the Effective Date, Noble shall give written notice of the occurrence of such event or events to the Company, and the Company shall have the right, on three (3) days written notice to Noble, to terminate this Standby Agreement without any liability to Noble of any kind.

     (d) Noble hereby represents and warrants that it is properly licensed by applicable authorities in jurisdictions in which it conducts business and in which it will offer and sell Units.

13.  Survival of Representations, Warranties and Agreements.
     ------------------------------------------------------

     The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers as set forth in or made pursuant to this Standby Agreement and the respective indemnities, agreements, representations, warranties, covenants and other statements of Noble or its officers as set forth in or made pursuant to this Standby Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or Noble or any controlling person, and will survive termination of this Standby Agreement and the delivery of any payment for the consummation of this transaction, on the Closing Date.

14.  Benefits and Assignment.
     -----------------------

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

     This Standby Agreement has been made solely for the benefit of the Company and its legal representatives and may not be assigned by the Company to any other entity and no other person shall qualify or have any right in or by virtue of this Standby Agreement.

15.  Florida Law.
     -----------

     This Standby Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to choice of law principles.

16.  Notices.
     -------

     All notices and communications hereunder may be mailed or transmitted by any standard form of telecommunication and, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given when delivered to a notice party hereto at the address specified herein or at the address subsequently communicated in writing by the notice parties. Notices to Noble shall be directed to Noble International Investments, Inc., 6501 Congress Avenue, Suite 100, Boca Raton, FL 33487, Attention: Nico P. Pronk, with a copy to Broad and Cassel, 201 S. Biscayne Blvd., Suite 3000,
Miami, FL  33131, Attention:  Dale S. Bergman, Esq.   Notices to the Company
shall be directed to the address of the Company as set forth on the facing page to the Registration Statement with a copy to Zack Kosnitzky, P.A., 100 SE 2/nd/ Street, Suite 2800, Miami, FL 33131, Attention: John E. Tober, Esq. In each case a party may change its address for notice hereunder by a written communication to the other parties.

17.  Counterparts.
     ------------

     This Standby Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

18.  Entire Agreement.
     ----------------

     This Standby Agreement contains the entire agreement between the parties hereto in connection the subject matter hereof.

19.  Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL
     --------------------
RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS STANDBY AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

20.  Consent to Jurisdiction.  Each of the Parties hereby irrevocably submits to
     -----------------------
the exclusive jurisdiction of the courts of Palm Beach County, Florida and the United States District Court for the Southern District of Florida, for the purpose of any action or proceeding arising out of or relating to this Standby Agreement and each of the Parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in Palm Beach County, Florida or the United States District Court for the Southern District of Florida.

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

Each of the Parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment in any other matter provided by law.

     If the foregoing correctly states and sets forth in full the Standby Agreement between us, please indicate by signing this letter in the space provided below for that purpose. The within Standby Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument and shall be valid and binding between us.

                                        Very truly yours,

                                        NOBLE INTERNATIONAL
                                        INVESTMENTS, INC.


                                        By:___________________________________
                                            Nico P. Pronk, President

                                        Dated:  ________________________, 2001


Accepted and Agreed:

RELM WIRELESS CORPORATION



By:___________________________________
    David P. Storey, President

Dated:  _________________________, 2001

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